UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) December 30, 2022
Quotient Technology Inc.
(Exact name of Registrant as specified in its charter)
Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1260 East Stringham Avenue, Suite 600 Salt Lake City, Utah 84106
(Address of principal executive offices)
(650) 605-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On December 30, 2022, Matthew O’Grady notified Quotient Technology Inc. (the “Company”) and its Board of Directors (the “Board”) of his resignation from the Board, effective December 31, 2022, in order to pursue other opportunities. Mr. O’Grady’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

At the time of his resignation, Mr. O’Grady was one of two directors serving on the Board pursuant to the Cooperation Agreement (“Cooperation Agreement”) entered into as of May 16, 2022 by and among the Company, Engaged Capital, LLC and certain of its affiliates (Engaged Capital, LLC and such affiliates, collectively, the “Engaged Group”). The Cooperation Agreement provides that the Engaged Group has the right, subject to the fulfillment of certain terms and conditions, to identify and recommend to the Board a director to be appointed to fill the vacancy created by Mr. O’Grady’s resignation. The Cooperation Agreement is included as an exhibit to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 18, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Quotient Technology Inc.
By: /s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer and Secretary
Date: January 5, 2023